Exhibit 99.4

REMARK MEDIA COMPLETES ACQUISITION OF BANKS.COM, INC.

Deal Marks Significant Step in Remark Media’s Strategy to Build a Comprehensive
Personal Finance Online Portfolio and User Community

NEW YORK, NY and ATLANTA, GA – June 28, 2012 – Remark Media, Inc. (Nasdaq: MARK), a global digital media company, today announced that it has completed its acquisition of Banks.com, Inc. (OTCQB: BNNX), a financial media company that owns and operates Banks.com, IRS.com, FileLater.com and MyStockFund.com.

With this acquisition, Remark Media will expand its online personal finance ecosystem that will serve as the go-to destination for users seeking actionable financial advice.  The hub of this ecosystem is DimeSpring.com—currently in beta—which offers original content and an interactive platform for consumers to share experiences and interact with the world’s leading financial experts.

“Currently there are no dynamic online personal finance communities that offer easy access to expert advice, actionable content and shared user experiences,” said Carrie Ferman, CEO of Remark Media.  “We plan to provide an entertaining and engaging one-stop-shop for extensive personal financial information.  With the acquisition of Banks.com, we gain established brands from which to create a rich portfolio of sites that aim to simplify financial matters and help people make better informed decisions.”

Currently, Banks.com, Inc.’s web properties provide users with finance-related content and services. The advertising-supported website, Banks.com offers access to financial news, interest-rate tables and financial calculators.  Banks.com, Inc.’s other properties offer access to related financial services, including: online tax information and preparation assistance through IRS.com; online tax extensions through FileLater.com; and online brokerage services through MyStockFund.com.

Remark Media will redesign and integrate Banks.com, IRS.com and the other newly acquired sites with DimeSpring.com, providing a comprehensive suite of financial content, conversation and services for users. Plans include: shifting the Banks.com websites onto Remark Media’s digital media platform; dramatically enhancing the content offerings and user experience; and adding new social features and interactive elements. The redesigned Banks.com sites, scheduled to launch in the fall, will offer new features including content recommendations and social tools, and newsletters that are personalized to individuals’ particular needs.  Additionally, they will incorporate responsive design that allows content to be optimized on all devices.

“We see tremendous opportunity in combining forces with Remark Media,” said Dan O’Donnell, President and CEO of Banks.com. “It has a proven track record of taking great brands and applying top-notch technologies and know-how to create a more positive user experience and increased engagement.”

O’Donnell and other members of Banks.com’s leadership team will join Remark Media, bringing their years of experience in personal finance to help cultivate relationships and lend industry knowledge.

Shareholders of Banks.com will become shareholders of Remark Media, and Banks.com stock will cease to trade prior to the opening of trading on June 29, 2012.

About Remark Media
Remark Media, Inc. (Nasdaq: MARK) is a global digital media company focused on creating destinations that merge engaging content with rich social interaction. Remark Media is the exclusive digital publisher in China and Brazil for translated content from HowStuffWorks.com, a subsidiary of Discovery Communications, and in China for certain content from World Book. The Company's leading brands, BoWenWang (bowenwang.com.cn) and ComoTudoFunciona (hsw.com.br), provide readers in China and Brazil with thousands of articles about how the world around them works, serving as destinations for credible, easy-to-understand reference information. Remark Media is also a founding partner and developer of the U.S.-based product Sharecare, a highly searchable social Q&A healthcare platform organizing and answering the questions of health. The Company is headquartered in Atlanta with additional operations in New York, Beijing and Sao Paulo. Additional information is available on its corporate website at remarkmedia.com.

Forward-Looking Statements:

This press release contains "forward-looking statements", as defined in Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be in the future tense, and often include words such as "anticipate", "expect", "project", "believe", "plan", "estimate", "intend", "will" and "may". These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of Remark Media. Relevant risks and uncertainties include those referenced in Remark Media's filings with the SEC, and include but are not limited to: our losses and need to raise capital; successfully developing and launching new digital media properties; successfully integrating Banks.com’s business and digital media properties and executing upon redesigning its sites; challenges in attracting users to and selling advertising for websites; restrictions on intellectual property under agreements with Sharecare and third parties; challenges inherent in developing an online business; reliance on key personnel; general industry conditions and competition; and general economic conditions, such as advertising rate, interest rate and currency exchange rate fluctuations. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Remark Media assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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CONTACT:

Press Contact:	Joanna Roses	Investor Relations Contact:	Travis Page
	rosesjoanna@gmail.com		ir@remarkmedia.com
	917-570-4450		212-905-8947